UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2011

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the Company’s future performance and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s final prospectus supplement for the offering described herein, dated October 28, 2011, and the accompanying base prospectus dated July 15, 2011, as filed with the U.S. Securities and Exchange Commission (“SEC”) on October 31, 2011. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2011, Gladstone Capital Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Janney Montgomery Scott LLC, as representative of the several underwriters named in Exhibit A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,400,000 shares of 7.125 % Series 2016 Term Preferred Stock, par value $0.001 per share, at a purchase price to the public of $25.00 per share (“Series 2016 Term Preferred Shares”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 210,000 shares of Series 2016 Term Preferred Shares on the same terms and conditions to cover over-allotments, if any. The Series 2016 Term Preferred Shares were offered and sold pursuant to a prospectus supplement, dated October 28, 2011, and a base prospectus, dated July 15, 2011, which are part of the Company’s effective shelf registration statement on Form N-2 (File No. 333-162592). The Company expects the transaction to close on November 4, 2011. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The authorization and issuance of the Series 2016 Term Preferred Shares materially impacts the rights of the holders of the Company’s common stock (the “Common Stock”) as follows: (i) the Articles Supplementary (defined below) prohibit the Company from issuing dividends or making distributions to the holders of its Common Stock while any shares of Series 2016 Term Preferred Shares are outstanding, unless all accrued and unpaid dividends on the Series 2016 Term Preferred Shares are paid in their entirety; (ii) the holders of the Series 2016 Term Preferred Shares have the right to elect two directors of the Company; (iii) in the event that the Company owes accumulated dividends, whether or not earned or declared, on its Series 2016 Term Preferred Shares equal to at least two full years of dividends, the holders of Series 2016 Term Preferred Shares have the right to elect a majority of the Board; (iv) the Series 2016 Term Preferred Shares have a liquidation preference equal to $25 plus all accrued but unpaid dividends in the event of an acquisition, dissolution, liquidation or winding up of the Company; and (v) the holders of Series 2016 Term Preferred Shares generally vote together with the holders of the Common Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares and Appendix A thereto (the “Articles Supplementary”) setting forth the terms of any Term Preferred Shares that the Company may issue, including the Series 2016 Term Preferred Shares created thereby, were filed with the State Department of Assessments and Taxation of Maryland on October 31, 2011. The following is a summary of the material terms of the Articles Supplementary, as it pertains specifically to the Series 2016 Term Preferred Shares:

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company’s affairs, holders of the Series 2016 Term Preferred Shares will be entitled to receive a liquidation distribution per share equal to $25 per share (the “Liquidation Preference”), plus an amount equal to all accrued but unpaid dividends, if any, and distributions accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by the Company, but excluding interest on any such distribution or payment.

Dividends

The Series 2016 Term Preferred Shares will pay a monthly dividend at a fixed annual rate of 7.125% of the Liquidation Preference, or $1.7813 per share per year. The first dividend will be declared and paid on December 30, 2011 to holders of record as of the close of business on December 21, 2011.

Redemption

The Company is required to redeem all outstanding Series 2016 Term Preferred Shares on December 31, 2016 at a redemption price equal to $25 per share plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the redemption date.

If the Company fails to maintain an Asset Coverage ratio (as defined below) of at least 200% as of the close of business on any Business Day (as defined in the Articles Supplementary) on which Asset Coverage is required to be calculated, and such failure is not cured by the close of business on the date that is 30 calendar days following such Business Day (referred to in this report as an Asset Coverage Cure Date), then the Company is required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of all of the Company’s preferred stock (including the Series 2016 Term Preferred Shares) (the “Preferred Stock”) equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in the Company having an Asset Coverage ratio of at least 200% and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption. Also, at the Company’s sole discretion, the Company may redeem such number of shares of Preferred Stock (including shares of Preferred Stock required to be redeemed) that will result in the Company having an Asset Coverage ratio of up to and including 285%. If the Series 2016 Term Preferred Shares are to be redeemed in such an event, they will be redeemed at a redemption price equal to $25 per share plus accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding, interest on accrued but unpaid dividends, if any) to, but excluding, the date fixed for such redemption. Asset Coverage for purposes of the Preferred Stock is a ratio calculated under Section 18(h) of the 1940 Act, as in effect on the date of the Articles Supplementary, and is determined on the basis of values calculated as of a time within two Business Days preceding each determination.

After December 31, 2012, the Company may redeem the Series 2016 Term Preferred Shares in whole or from time to time, in part, at a price per share equal to the sum of the Liquidation Preference plus (1) an initial premium of 1.00% of the Liquidation Preference (with such premium declining by 0.5% on the first and second anniversaries such that, by December 31, 2014, there will be no premium payable on any such redemption) and (2) an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption.

Voting

Except as otherwise provided in the Company’s Articles of Amendment and Restatement to the Articles of Incorporation or as otherwise required by law, (1) each holder of the Preferred Stock (including the Series 2016 Term Preferred Shares) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of the Company’s stockholders and (2) the holders of all outstanding Preferred Stock and Common Stock will vote together as a single class; provided that holders of Preferred Stock, voting separately as a class, will elect at least two of the Company’s directors and will be entitled to elect a majority of the Company’s directors if the Company fails to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing during that period until the Company corrects that failure. Preferred Stock holders will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock.

Issuance of Additional Preferred Stock

The Company may issue additional shares of Preferred Stock, but the Company may not issue additional classes of capital stock that rank senior or junior to the Series 2016 Term Preferred Shares (other than Common Stock) as to priority of payment of dividends and as to distribution of assets upon dissolution, liquidation or winding-up of the Company’s affairs. The Company may, however, borrow funds from banks and other lenders so long as the ratio of (1) the value of total assets less the total borrowed amounts to (2) the sum of all senior securities representing indebtedness and the outstanding Series 2016 Term Preferred Shares multiplied by $25 per share, is not greater than 200%.

The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the full text of the Articles Supplementary, which are filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of October 28, 2011, incorporated by reference to Exhibit 2.h.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 162592), filed October 31, 2011.
3.1	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, including Appendix A thereto relating to the Term Preferred Shares, 7.125% Series 2016, incorporated by reference to Exhibit 2.a.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333-162592), filed October 31, 2011.
4.1	Specimen 7.125% Series 2016 Term Preferred stock certificate, incorporated by reference to Exhibit 2.d.5 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 162592), filed October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation (Registrant)

November 3, 2011	By:	/s/ David Watson
(David Watson, Chief Financial Officer)